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                                                                   EXHIBIT 23(e)

                                 May 8, 1998

UST Corp.
40 Court Street
Boston, Massachusetts 02108

Ladies and Gentlemen:

      We hereby consent to the filing of our opinion as an exhibit to the Registration Statement and to the references to this Firm under the captions "THE MERGER--Federal Income Tax Consequences" and "LEGAL OPINIONS" in the Joint Proxy Statement-Prospectus included in the registration statement on Form S-4 filed with the Securities and Exchange Commission on or about May 7, 1998 by UST Corp. and Affiliated Community Bancorp, Inc. ("AFCB") in connection with the proposed merger of AFCB with and into your subsidiary, Mosaic Corp.

                                     Very truly yours,


                                     /s/ Bingham Dana LLP
                                     ------------------------------
                                     BINGHAM DANA LLP